EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form  S‑3, (No. 333-200294) and Form S-8 (No. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142, 333-132466, 333-140946, 333-149452, 333-157545, 333-165033, 333-166581, 333-172447, 333-179677, 333-186873, 333-194229) of our report dated February 27, 2017 except with respect to our opinion on the consolidated financial statements insofar as it relates to the adoption of ASU No. 2016-18 Statement of Cash Flows: Restricted Cash and ASU 2016-09, Compensation - Stock Compensation: Improvement to Employee Share- Based Payment Accounting described in Note 1 as to which the date is August 3, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Equinix Inc.'s Current Report on Form 8-K dated August 3, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 3, 2017